EMPLOYMENT AGREEMENT


This Agreement ("Agreement") made this 1st day of February, 2006, by and between Integrated Management Information, Inc. ("IMI"), a Delaware corporation having its principal place of business at 601 4th Street, Platte City, MO 64079, and Mark McGregor("Employee"), of 4160 East Willow Creek Road, Castle Rock, Colorado 80104, (collectively the "Parties").

     WHEREAS, IMI is engaged in the business of developing and marking software for animal identification and traceability in the beef cattle industry; and

     WHEREAS, IMI desires to employ Employee on the terms and conditions set out in this Agreement; and

     WHEREAS, Employee is desirous of being employed by IMI on the terms and conditions set out in this Agreement;

     Therefore, in consideration of the mutual promises herein contained and other good and valuable consideration, the receipt and adequacy of which is hereby acknowledged, the Parties hereto mutually and voluntarily covenant and agree as follows:

          1. TERM OF EMPLOYMENT. IMI agrees to employ the Employee and the Employee hereby accepts employment with IMI as its Chief Financial Officer for a period of one (1) year beginning on the 1st day of February 2006 provided however that this Agreement may be terminated earlier as provided for in Article 6. The term shall automatically renew for one year on each anniversary of the date of execution of this agreement unless either party shall give notice of non-renewal 60 days prior to the renewal date.

         2. COMPENSATION OF EMPLOYEE. As compensation for the services rendered by Employee under this Agreement, the Employee shall be entitled to receive a salary of $85,000 per year, payable semi-monthly on the 15th and last day of each month.

3. STOCK OPTIONS. As additional compensation for the services to be rendered by Employee under this Agreement, IMI hereby grants 1,650,000 options to the Employee for the purchase of IMI's common stock on the following terms and conditions.

------------------------ ------------------ --------------------- --------------
     Number of shares       Share price           Vesting date   Expiration date
     ----------------       -----------           ------------    --------------
------------------------ ------------------ --------------------- --------------
          300,000             $0.8333                2-01-06        2-01-09
------------------------ ------------------ --------------------- --------------
          300,000             0.8333                 2-01-06        2-01-09
------------------------ ------------------ --------------------- --------------
          300,000             0.8333                 1-01-07        1-01-10
------------------------ ------------------ --------------------- --------------
          300,000             1.1666                 4-01-07        4-01-10
------------------------ ------------------ --------------------- --------------
          450,000             1.1666                 7-01-07        7-01-10
------------------------ ------------------ --------------------- --------------

     In the event of a change in control resulting from the sale, merger or other disposition of the company, (other than the company going public or selling additional shares in a public or private offering) all invested options shall vest as of the date of sale, merger or other deposition of the company.

         4. COMPLIANCE OF RULES. The Employee at all times during the performance of this Agreement shall strictly adhere to and obey all rules and regulations now in effect, or subsequently promulgated, governing the conduct of Employees of IMI.

          5. SATISFACTORY PERFORMANCE OF DUTIES. The employment of the Employee shall continue only as long as the services rendered by the Employee are satisfactory to IMI regardless of any other provision contained in this Agreement. IMI shall be the sole judge as to whether the services of the Employee are satisfactory.

          6. BUSINESS EXPENSES. It is acknowledged by the Parties that the Employee in connection with the services to be performed by Employee pursuant to the terms of this Agreement will be required to make payments for travel, entertainment of customers and similar business expenses. Employee shall be reimbursed for all business expenses incurred by the Employee in the performance of his services under this contract.

          7. TERMINATION OF EMPLOYMENT. This Agreement shall terminate and all obligations of the Employer under this Agreement shall cease on the occurrence of any one of the following events:

         a. The death of the Employee
         b. Express termination by IMI and any time after the Employee's failure to perform duties specified in this Agreement for whatever cause for a continuous period of more than ten days.
         c. Discontinuation of the Employer's business operations.
         d. The willful breach of duty, the habitual neglect, or the continued incapacity on the part of the Employee to perform his/her duties unless waived by the Employer.
         e. The willful or continuing breach of the obligations of the Employer to the Employee under this Agreement unless waived by the Employee.

          8. EFFECT OF TERMINATION ON COMPENSATION. In the event of the termination of this Agreement, prior to the completion of the term of the employment specified in Article I, Employee shall be entitled to the compensation earned by the Employee to the date of termination as provided for in this Agreement computed prorata up to and including that date. The Employee shall be entitled to no further compensation as of the date of termination.

         9. CHANGE IN CONTROL. In the event of a change in control resulting from the sale, merger or other disposition of the company (other than the company going public or selling additional shares in a public or private offering) the Employee shall be paid a lump sum payment in an amount equal to 200% of the Employee's annual salary on the date of sale, merger or other disposition of the company.


     10.1NONDISCLOSURE AND NONUSE OF CONFIDENTIAL INFORMATION. Employee understands and agrees that his employment by the Company creates a relationship of confidence and trust between himself and the Company with respect to Confidential Information (as defined below). Employee recognizes that he will have access to and knowledge of Confidential Information. Employee will not, during or after the term of his employment by the Company, in whole or in part, disclose such Confidential Information to any person, firm, corporation, association, or other entity for any reason or purpose whatsoever, nor shall he make use of any such Confidential Information for his own purposes or for the purposes of others; provided, however, that nothing in this Article shall be construed to prohibit the disclosure of such Confidential Information by the Employee (i) to another officer, director, employee or agent of the Company; (ii) as is reasonably necessary for the performance of his duties and responsibilities under this Agreement; or (iii) as otherwise required by law. If Employee is required by law to disclose "Confidential Information", Employee shall notify the Company, in writing, of the nature of such disclosure and the Confidential Information to be disclosed, as soon as is possible and/or practical, and permit the Company the opportunity to contest or limit such disclosure.

10.2 CONFIDENTIAL INFORMATION DEFINED. The term "Confidential Information" shall mean and include any and all records, computer programs, data, patent applications, trade secrets, customer lists, customer databases, video programs and programming, proprietary information, technology, pricing policies, financial information, methods of doing business, policy and/or procedure manuals, training and recruiting procedures, accounting procedures, the status and content of the Company's contracts with its customers, the Company's business philosophy, and servicing methods and techniques at any time used, developed, or investigated by the company, before or during Employee's tenure of employment, or other information of any kind expressed or recorded on any medium arising out of, concerning, or acquired in connection with the research, development, commercialization and other activities of the Company; but "Confidential Information" does not include information (i) generally known or available in the industry, through no fault of Employee; or (ii) available from a third party without violation of any duty of confidentialty by Employee or others.

10.3 DELIVERY OF MATERIALS. Employee further agrees to deliver to the Company at the termination of his employment, or at any other time upon request by the Company, all correspondence, memoranda, notes, records (including computer records and data), drawings, sketches, plans, customer lists, and other documents, which are made, composed, or received by Employee, solely or jointly with others, during the term of his employement (collectively, the "Documents"), and which are in Employee's possession, custody, or control at such date and which are related in any manner to the past, present or anticipated business of the Company.


11. UNAUTHORIZED DISCLOSURE OF INFORMATION. If it appears that Employee has disclosed (or has threatened to disclose) Information in violation of this Agreement, IMI shall be entitled to an injunction to restrain Employee from disclosing, in whole or in part, such Information, or from providing any services to any party to whom such Information has been disclosed or may be disclosed. IMI shall not be prohibited by this provision from pursuing other remedies, including a claim for losses and damages.

12. CONFIDENTIALITY AFTER TERMINATION OF EMPLOYMENT. The confidentiality provisions of this Agreement shall remain in full force and effect for a thirty-day period after the termination of Employee's employment.

13. NON-COMPETE. Employee will not, during the period of this Agreement or of his engagement with IMI whichever period is longer, and for a period of two
     (2) years immediately following the termination of this Agreement or his engagement, whichever is longer, for any reason whatsoever, directly or indirectly, for himself or on behalf of or in conjunction with any other person, persons, company, partnership, corporation, or business of whatever nature:


i. Engage in developing or marketing software for animal indentification and traceability in the beef cattle industry within five-hundred (500) miles of the home office of IMI or any of its affiliates, to which Employee has provided services pursuant to this Agreement, or any present location representing a permanent or semi-permanent (at least six (6) months of operation) facility of IMI or any of such affiliates wherein IMI or any of such affiliates have performed services, whether such services were performed as principal, agent, trustee or through the agency of any cooperation, partnership, association, agent, agency or business of whatever nature.


ii. Call upon any present or past customer of IMI or any of such affiliates (including, but not limited to, any customers obtained for IMI or any of such affiliates by Employee) for the purpose of soliciting or selling any products or services in competition with those of IMI;

iii. Call upon any employee of IMI or any of such affiliates for the purpose or with the intent of enticing them away from or out of the employ of IMI or any of such affiliates for any reason whatsoever; and

iv. be the owner of more than one (1%) of the outstanding capital stock of any corporation or any officer, director or employee of any corporation (other than IMI or a corporation affiliated with IMI), or a member or employee of any partnership, or an owner or employee of any other business which is engaged in any business which competes with IMI, within five-hundred (500) miles of the home office of IMI or any of such affiliates or any present permanent or semi permanent facility of any of IMI or any such affiliates.

         Notwithstanding the preceding, Employee may:

(i) continue any activity which, at the time Employee commenced such activity did not violate this Agreement and

(ii) provide any and all services requested by companies affiliated with IMI.

     Because of the difficulty of measuring economic losses to IMI as a result of his breach of the foregoing covenant and because of the immediate and irreparable damage that would be caused to IMI for which it would have no other adequate remedy, Employee agrees that the foregoing covenant may be enforced by IMI in the event of breach by him by injunctions and restraining orders.

     It is agreed by the parties that the foregoing covenants in this Section 10 impose a reasonable restraint on Employee in light of the activities and business of IMI on the date of the execution of this Agreement and the future plans of IMI; but it is also the intent of IMI and Employee that such covenants be construed and enforced in accordance with the activities and business of IMI on the date of the termination the employment of Employee.

     The covenants in this Section 10 are severable and separate and the unenforceability of any specific covenant shall not affect the provisions of any other covenant Moreover, in the event any court of competent jurisdiction shall determine that the scope, time or territorial restrictions set forth are unreasonable, then it is the intention of the parties that such restrictions be enforced to the fullest extent which the court deems reasonable and the Agreement shall thereby be reformed.

     All of the covenants in this Section shall be construed as an agreement independent of any other provision in this Agreement and the existence of any claim or cause of action of Employee against IMI, whether predicated on this Agreement or otherwise, shall not constitute a defense to the enforcement by IMI of such covenants. It is specifically agreed that the period of two (2) years stated at the beginning of this Section 10, during which the agreements and covenants of Employee made in this Section 10 shall be effective, shall be computed by excluding from such computation any time during which Employee is in violation of any provision of this
     Section 10 and any time during which there is pending in any court of competent jurisdiction any action (including any appeal from any final judgment) brought by any person, whether or not a party to this Agreement, in which action IMI seeks to enforce the agreements and covenants of Employee or in which any person contests the validity of such agreements and covenants or their unenforceability or seeks to avoid their performance or enforcement.

14. OTHER BENEFITS. Employee shall also be entitled to the following: o health insurance o ________ weeks per year of paid vacation any other benefits as provided in accordance with IMI's policies in effect from time to time.

15. RETURN OF RECORDS. Upon termination of this Agreement, Employee shall deliver all property (including keys, records, notes, data, memorandum, models, and equipment) that is in the Employee's possession or under the Employee's control which is IMI's property or related to IMI's business.

16. NOTICES. All notices required or permitted under this Agreement shall be in writing and shall be deemed delivered when delivered in person or deposited in the United States mail, postage paid, addressed as follows:

          IMI:
                    Integrated Management Information, Inc..
                    601 4th Street
                    Platte City, MO 64079

          Employee:

                Mark McGregor
                4160 East Willow Creek Road
                Castle Rock, Colorado 80104

         Such addresses may be changed from time to time by either party by providing written notice in the manner set forth above.

17. ENTIRE AGREEMENT. This Agreement contains the entire agreement of the parties and there are no other promises or conditions in any other agreement whether oral or written. This Agreement supersedes any prior written oral agreements between the parties.

18. AMENDMENT. This Agreement may be modified or amended, if the amendment is made in writing and is signed by both parties.

19. SEVERABILITY. If any provisions of this Agreement shall be held to be invalid or unenforceable for any reason, the remaining provisions shall continue to be valid and enforceable. If a court finds that any provision of this Agreement is invalid or unenforceable, but that by limiting such provision it would become valid or enforceable, then such provision shall be deemed o be written, construed, and enforced as so limited.

20. WAIVER . The failure of either party to enforce any provision of this Agreement shall not be construed as a waiver or limitation of that party's right to subsequently enforce and compel strict compliance with every provision of this Agreement.

21. APPLICABLE LAW. This Agreement shall be governed by the laws of the State of Missouri.

     Executed this __________________ day of April 2006, but effective as of February 1, 2006.


          IMI:

                                Integrated Management Information, Inc..

                          By: ____________________________________________

                           Its: __________________________________________

          Employee:

                           By: ___________________________________________
                                 Mark McGregor